Calculation of Filing Fee Tables
S-4
Global Net Lease, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(a)	20,389,248		$ 372,307,668.48	0.0001381	$ 51,415.69
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 372,307,668.48		$ 51,415.69
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 51,415.69
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Represents the estimated maximum number of shares of common stock, par value $0.01 per share, of Global Net Lease, Inc. ("GNL" and such shares, the "GNL Common Stock") issuable pursuant to the Modiv Merger (as defined in the proxy statement/prospectus). The number of shares of GNL Common Stock being registered is based on (x) 10,323,670 shares of Class C common stock, par value $0.001 per share, of Modiv Industrial, Inc. ("Modiv" and such shares, the "Modiv Common Stock") issued and outstanding as of June 1, 2026, multiplied by (y) the exchange ratio of 1.975 shares of GNL Common Stock for each share of Modiv Common Stock. Pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the maximum aggregate offering price is equal to the aggregate market value of the approximate number of shares of Modiv Common Stock to be exchanged for GNL Common Stock in the Modiv Merger based upon a market value of $18.26 per share of Modiv Common Stock, the average of the high and low sale prices per share of Modiv Common Stock on the New York Stock Exchange on May 22, 2026.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
20,389,248	$ 18.26	$ 372,307,668.48			$ 372,307,668.48

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date